Exhibit 99.1

NRI Real Estate Investment and Technology, Inc.

Announces First Quarter 2022 Financial Results

CORAL GABLES, FL ‒ May 16, 2022 ‒ NRI Real Estate Investment and Technology, Inc., a Maryland corporation and formerly known as NRI Real Token, Inc. (“the “Company”), today announced financial and operational results for the first quarter 2022. The Company’s full financial results were filed on a Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) today.

Below are key business and operational highlights of the Company through the first quarter 2022.

First Quarter Fiscal 2022 Business and Operational Highlights

●	Hotel average occupancy at approximately 62.7% and Hotel Average Daily Rate (“ADR”) of $232.35 compared to initial CrowdStreet platform projections for first quarter occupancy and ADR of 59.0% and $203.98, respectively.

●	Food & Beverage component within the Hotel exceeded CrowdStreet platform first quarter expectations, generating $3.1 million in revenue compared to first quarter estimate of $1.5 million.

●	Multifamily rental component of property remains 99.5% leased with current average leased rents over $3.50/sf with a current waitlist of over 70 prospective residents. The Company will continue to seek to drive rents higher in line with the current market on new leases and renewals.

●	Retail component highlights include:

○	signed a new lease with Legends Hospitality, a partner of the University of Miami, for approximately 8,500 square feet

○	signed a letter of intent with a breakfast and coffee eatery for approximately 2,600 square feet

○	signed letter of intent for the remaining approximately 5,600 SF with a medical office use

●	Operations are generating positive cash flow. Our credit agreements permit distributions once the Company surpasses a 5.75% debt yield threshold, which calculation is defined in the credit agreements and relies on trailing revenues and expenses for the hotel, retail, and parking components for the purposes of determining net cash flow. While cash flow has improved, meeting the threshold requirement will depend in part on rent commencing under the signed lease with our largest retail tenant, as well as continuing to ramp hotel operations towards stabilized occupancy and ADR. The Company currently expects to surpass that threshold towards the end of 2022, or the first half of 2023, at which time we will evaluate distributions.

●	Filed Form 10 and amendment with the SEC in connection with registration of the Company’s securities and the Company becoming a publicly-reporting company. The filing of the Form 10 is a necessary step to facilitate the trading of the Company’s securities on Alternative Trading Systems (ATSs

●	No formal market valuation or appraisal of the property has been commissioned at this stage.

About NRI Real Estate Investment and Technology, Inc.

NRI Real Estate Investment and Technology, Inc. is a Maryland corporation incorporated on June 2, 2021, for the initial purpose of owning, developing and managing THesis Miami, located at 1350 S Dixie Highway, Coral Gables, Florida 33146. THesis Miami, also referred to as the Property, includes a hotel, apartments, retail (restaurants and shopping) units and a parking garage. NRI Real Estate Investment and Technology, Inc. intends to elect to be taxed as a real estate investment trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with the taxable year ending December 31, 2022.

Cautionary Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the Company and its industry relating to matters such as anticipated future financial and operational performance, business prospects, expected distributions, and expectations regarding occupancy and rent.

The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include those risks described under the section entitled “Item 1A. Risk Factors” in the Company’s Form 10 filed with the SEC, as updated by any subsequent filings which the Company makes with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.